CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 of Form S-3 of our report, dated October 5, 1998, which appears on the Annual Report on Form 10-KSB of IAT Resources Corporation (formally The Producers Entertainment Group Ltd.) and subsidiaries for the year ended June 30, 1998. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP


Los Angeles, California
September 23, 1999